   Exhibit 99.1

Tier Technologies, Inc. 10780 Parkridge Blvd. Suite 400 Reston, VA 20191 CONTACT: Jeffrey A. McCandless, Chief Financial Officer (571) 382-1092 Matt Brusch, Director of Communications (571) 382-1048

Tier Reports Fiscal 2004 Fourth Quarter and Year-End Results

RESTON, Va., November 1, 2004 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of transaction processing and packaged software and systems integration solutions for public sector clients, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2004.

GAAP Results

Net revenues for the fiscal 2004 fourth quarter were $31.0 million, as compared to $13.9 million in the fiscal 2003 fourth quarter, which included the effect of a $12.8 million reduction due to the CalPERS terminated contract. Net revenues for the full fiscal year 2004 were $127.9 million, as compared with $115.9 million a year ago, which represented 7% growth.

Net loss from continuing operations per diluted share was ($0.04) in the fiscal 2004 fourth quarter, as compared to net loss from continuing operations per diluted share of ($0.52) in the same period a year ago. For the full year 2004, net earnings from continuing operations per diluted share were $0.01 as compared to net loss from continuing operations per diluted share of ($0.24) a year ago.

Non-GAAP Results

Core earnings per diluted share for the fiscal 2004 fourth quarter were $0.07, as compared to core earnings per diluted share of $0.05 for the same period a year ago. For the full fiscal year 2004, core earnings per diluted share were $0.30, as compared to core earnings per diluted share of $0.28 a year ago. Core earnings are defined as income from continuing operations before income taxes, net of restructuring and other charges, tax affected.

Tier provides additional notes and information on the face of the attached condensed consolidated statements of operations that describe in detail the items affecting revenues and per share results reported above and a detailed description of the calculation of the Non-GAAP results.

Balance Sheet

Cash, cash equivalents and short and long-term investments on September 30, 2004 totaled $69.0 million as compared to $64.3 million on September 30, 2003. The total current portion of accounts and unbilled receivables at September 30, 2004 was $22.1 million, which represented a decrease of $5.8 million, or 21%, from $27.9 million at September 30, 2003.

Fiscal Fourth Quarter 2004

“We are very pleased with Tier’s financial results for the fourth fiscal quarter and year end 2004, results that we believe illustrate the strength and consistency of Tier’s transaction processing focused business model,” said James R. Weaver, Chairman and Chief Executive Officer. “Highlighting the quarter was Tier’s Michigan Child Support State Disbursement Unit intent to award win, a five-year base contract valued in excess of $85.0 million that reflects Tier’s strong competitive footing in the important child support market. Moving forward, we expect to continue our strategy of investing in businesses that enhance our presence in the transaction processing industry.”

Jeffrey A. McCandless, Senior Vice President and Chief Financial Officer commented, “Tier continued our consistent track record of performance established over the last year again validated by strong top and bottom line growth, and improvement in key metrics. Tier reported fiscal fourth quarter year over year revenue growth of 16% excluding the effect of the CalPERS contract termination in the prior year results, and core earnings per share growth of 7%. Exiting the restructuring year in 2003, we believe that the fiscal 2004 financial results, which included investments in sales and marketing to support future growth, provide a solid base for growth in fiscal 2005. We were pleased to see strength in key financial metrics, such as a fourth quarter 300 basis point year over year improvement in gross margin to 36.1%, and cash, cash equivalents and short and long-term investments of $69.0 million at September 30, 2004.”

Financial Outlook

Beginning with the fiscal first quarter of 2005, Tier will discontinue providing core earnings information, and will provide GAAP-only financial results and guidance.

For the fiscal first quarter of 2005, Tier currently expects revenues of between $29.0 million to $30.0 million, and GAAP earnings per diluted share of ($0.01) to $0.00, which includes start up costs of $1.6 million, or $0.06 per diluted share, relating to the recent Michigan Child Support contract win.

For the full fiscal year 2005, Tier currently expects revenues of between $146.0 million to $150.0 million, and GAAP earnings per diluted share of $0.24 to $0.28, which includes start up costs of $2.9 million, or $0.10 per diluted share, relating to the recent Michigan Child Support contract win.

These amounts represent management’s current expectations about Tier’s future financial performance, based on information available at this time.

Conference Call

Tier will host a conference call today at 4:15 p.m. Eastern Time to discuss these results. To access the conference call, please dial (800) 399-0129. The conference call will also be broadcast live via the Internet at www.Tier.com. A replay will be available at www.Tier.com or by calling (800) 642-1687 and entering 1674756 from two hours after the end of the call until 11:59 p.m. Eastern Time on November 8, 2004.

Non-GAAP Financial Information

To supplement its consolidated financial statements presented in accordance with GAAP, Tier uses certain non-GAAP measures, which are adjusted to exclude certain items. These non-GAAP measures, including those referred to as “core” in this release, are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Tier uses these non-GAAP financial measures to evaluate and manage the Company’s operations. Tier is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. Since Tier has historically reported non-GAAP results to the investment community, the Company also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. Each non-GAAP financial measure included in this press release is reconciled to the most comparable GAAP financial measure.

About Tier

Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. Tier is included in the Russell 3000® Index. More information about the Company is available at www.Tier.com.

Statements made in this press release that are not historical facts, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K for the year ended Sept. 30, 2003, our most recent Form 10-Q, as well as other filings with the SEC.

TIER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2004	September 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$34,743	$26,178
Short-term investments	2,197	5,492
Accounts receivable, net	17,019	20,024
Unbilled receivables	5,046	7,872
Other current assets	4,617	4,602
Assets of discontinued operations	509	3,550

Total current assets	64,131	67,718
Long-term investments	32,091	32,590
Equipment and software, net	6,583	5,422
Goodwill and other acquired intangibles, net	69,535	54,457
Other assets	4,342	4,027
Non-current assets of discontinued operations	--	760

Total assets	$176,682	$164,974

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings	$107	$150
Accounts payable and accrued expenses	17,099	19,711
Other current liabilities	13,211	3,299
Liabilities of discontinued operations	100	2,043

Total current liabilities	30,517	25,203
Long-term debt, less current portion	89	195
Other liabilities	1,739	994
Non-current liabilities of discontinued operations	2	432
Total shareholders' equity	144,335	138,150

Total liabilities and shareholder's equity	$176,682	$164,974

TIER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003
		Reclassifed (1)		Reclassifed (1)

Net revenues (2)	$31,034	$13,946	$127,937	$115,917
Costs and expenses:
Direct costs (2)	19,772	20,463	85,251	89,657
Selling and marketing	2,025	1,500	7,161	5,893
General and administrative (3)	8,800	6,569	28,344	22,664
Restructuring charges	--	--	3,108	--
Business combination integration	--	43	--	915
Depreciation and amortization	1,579	1,251	4,977	5,273

Total costs and expenses	32,176	29,826	128,841	124,402

Loss from continuing operations	(1,142)	(15,880)	(904)	(8,485)
Interest income (expense), net	274	261	1,149	1,185

Income (loss) from continuing operations before income
taxes (5)	(868)	(15,619)	245	(7,300)
Provision for (benefit from) income taxes	--	(5,908)	105	(2,764)

Income (loss) from continuing operations, net of income
taxes	(868)	(9,711)	140	(4,536)

Discounted operations:
Income (loss) from operations of discontinued
operations, adjusted for applicable provision for (benefit from)
income taxes of $0 and $(743) for three months ended
September 30, 2004 and 2003, respectively, and $0 and $(538)
for the twelve months ended September 30, 2004 and 2003,
respectively (4)	(22)	(19,503)	(1,440)	(19,246)

Net loss	$(890)	$(29,214)	$(1,300)	$(23,782)

Income (loss) from continuing operations, net of income
taxes:
Per common share	$(0.04)	$(0.52)	$0.01	$(0.24)

Per diluted share (5)	$(0.04)	$(0.52)	$0.01	$(0.24)

Loss from discontinued operations, net of income taxes:
Per common share	$(0.00)	$(1.05)	$(0.08)	$(1.02)

Per diluted share	$(0.00)	$(1.05)	$(0.07)	$(1.02)

Net loss
Per common share	$(0.05)	$(1.57)	$(0.07)	$(1.27)

Per diluted share	$(0.05)	$(1.57)	$(0.07)	$(1.27)

Shares used in computing basic income (loss) per share	19,396	18,642	18,987	18,782

Shares used in computing diluted income (loss) per share	19,396	18,642	19,322	18,782

Footnote (1) The financial statements have been reclassified to reflect the results of the discontinued
operations separately.

Footnote (2) Net revenues includes revenues from the CalPERS terminated contract for the three months ended
September 30, 2004 and 2003 of $0 and ($12,831) respectively, and for the twelve months ended September 30, 2004 and 2003 of $0 and ($3,424), respectively. Direct costs include direct costs from the CalPERS terminated contract for the three months ended September 30, 2004 and 2003 of $0 and $2,569, respectively, and twelve months ended September 30, 2004 and 2003 of $0 and $9,441, respectively.

Footnote (3) General and administrative includes the following:

Indirect costs associated with terminated contracts	$567	$383	$1,695	$383
Legal and other costs (credits) associated with the
DOJ subpoena, net	370	1,012	826	1,272
Legal and other costs associated with dismissed
shareholder lawsuits	--	--	158	--
Offices consolidation other costs	1,835	43	2,283	43
Other charges	--	414	27	1,286
Other general and administrative	6,028	4,717	23,355	19,680

	$8,800	$6,569	$28,344	$22,664

Footnote (4) Includes the results of operations and charges in connection with discontinuing the U.S. Commercial
Services and United Kingdom Segments.

Footnote (5) Non-GAAP after tax income (loss) from continuing operations per diluted share excluding the impact of certain items is calculated as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003

U.S. GAAP income (loss) from continuing operations
before income taxes	$(868)	$(15,619)	$245	$(7,300)

Net revenues from terminated contracts	--	12,831	--	3,424
Direct costs associated with terminated contracts	--	2,569	--	9,441
Indirect costs associated with terminated contracts	567	383	1,695	383
Legal and other costs (credits) associated with the DOJ subpoena, net	370	1,012	826	1,272
Legal and other costs associated with dismissed
shareholder lawsuits	--	--	158	--
Offices consolidation other costs	1,835	43	2,283	43
Other charges	--	414	27	1,286
Restructuring charges	--	--	3,108	--

Adjusted income from continuing operations before income
taxes	1,904	1,633	8,341	8,549
Provision for income taxes for the three months ended
September 30, 2004 and 2003 computed at an effective
income tax rate of 30.0% and 37.8%, respectively, and
for the twelve months ended September 30, 2004 and 2003
computed at an effective income tax rate of 30.0% and
37.8%, respectively	571	617	2,502	3,231

Non-GAAP after tax income from continuing operations
(Core Earnings)	$1,333	$1,016	$5,839	$5,318

Non-GAAP after tax income from continuing operations per
diluted share (Core Earnings Per Share)	$0.07	$0.05	$0.30	$0.28

Shares used in computing income per diluted share	19,396	18,642	19,322	18,782

TIER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003

Operating activities
Income (loss) from continuing operations, net of income taxes	$(868)	$(9,710)	$140	$(4,536)

Adjustments to reconcile income (loss) from continuing operations, net of income taxes to net cash from continuing operations provided by (used in) operating activities:
Asset impairment charge	--	91	571	91
Depreciation and amortization	2,193	1,778	7,274	7,435
Provision for doubtful accounts	(277)	35	205	613
Deferred income taxes	25	(2,325)	25	(2,325)
Tax benefit of stock options exercised	--	(200)	--	--
Stock options revision charge	--	--	552	--
Forgiveness of notes receivable from employees	--	14	8	54
Change in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	1,762	8,669	6,652	3,149
Prepaid expenses and other assets	(338)	815	(1,144)	384
Accounts payable and accrued liabilities	(1,725)	(2,291)	6,967	(3,190)
Deferred revenue	1,686	395	780	139

Net cash from continuing operations provided by (used in) operating activities	2,458	(2,729)	22,030	1,814

Investing activities
Purchase of equipment and software	(784)	(248)	(3,389)	(1,655)
Notes and accrued interest receivable from related parties	(2)	(62)	(262)	(263)
Repayments on notes and accrued interest receivable from related parties	(62)	--	--	15
Business combinations, net of cash acquired	(25)	8	(15,639)	294
Purchases of available-for-sale securities	(10,047)	(10,300)	(26,639)	(35,103)
Sales of available-for-sale securities	--	--	--	5,989
Maturities of available-for-sale securities	9,711	4,030	29,909	21,461
Other assets	107	--	134	(2)

Net cash from continuing operations used in investing activities	(1,102)	(6,572)	(15,886)	(9,264)

Financing activities
Borrowing under bank line of credit	--	--	2,200	--
Repayment under bank line of credit	--	--	(2,200)	--
Net proceeds from issuance of common stock	569	235	2,395	1,635
Repurchase of common stock	--	--	--	(6,665)
Payments on capital lease obligations and other financing
arrangements	(36)	(70)	(149)	(482)

Net cash from continuing operations provided by (used in) financing
activities	532	165	2,246	(5,512)
Effect of exchange rate changes on cash	--	(59)	--	(59)

Net cash provided by (used in) continuing operations	1,888	(9,195)	8,390	(13,021)
Net cash provided by (used in) discontinued operations	(74)	40	175	(1,410)

Net increase (decrease) in cash and cash equivalents	1,814	(9,155)	8,565	(14,431)
Cash and cash equivalents at beginning of period	32,929	35,333	26,178	40,609

Cash and cash equivalents at end of period	$34,743	$26,178	$34,743	$26,178

Supplemental disclosures of cash flow information
Interest paid	$62	$11	$99	$55

Income taxes paid (refunded), net	$(2,551)	308	$(9,573)	$2,988

Supplement disclosures of non-cash transactions
Equipment acquired under capital lease obligations and other
financing arrangments	$--	$--	$--	$68

Conversion of Class A common stock to Class B common stock	$169	$--	$930	$--

Class B common stock issued in business combination	$--	$--	$4,447	$--

Write down of unbilled receivables	$--	$12,936	$--	$12,936